UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2019

SUPER MICRO COMPUTER, INC.
(Exact name of registrant specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
Registrant’s telephone, including area code: (408) 503-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed on August 22, 2018, Super Micro Computer, Inc. (the “Company”) received written notice from The Nasdaq Stock Market LLC (“Nasdaq”) of the Nasdaq Hearings Panel’s (the “Panel”) determination to suspend trading of the Company’s common stock effective at the open of business on August 23, 2018 and commence delisting procedures because the Company was delinquent in filing its periodic reports with the Securities and Exchange Commission (“SEC”), as required by Nasdaq Listing Rule 5250(c)(1). Following the suspension of trading on Nasdaq, the Company appealed the Panel’s determination to the Nasdaq Listing and Hearing Review Council (the “Listing Council”). On November 15, 2018, the Company received a notification that the Listing Council affirmed the decision of the Panel to suspend trading of the Company’s common stock on the Nasdaq Global Select Market and to delist the Company’s common stock from Nasdaq. On January 30, 2019, the Company received written notice from Nasdaq that the Nasdaq Board of Directors has declined to call for review the Panel’s decision to delist the Company’s common stock from Nasdaq.

On March 7, 2019, the Company received notification from Nasdaq that it will issue a public announcement on March 11, 2019 that it will delist the Company’s common stock and will file a Form 25 Notification of Delisting with the SEC, notifying the SEC of Nasdaq’s determination to remove the Company’s common stock from listing on Nasdaq under Section 12(b) of the Securities Exchange Act of 1934, as amended. The formal delisting of the Company’s common stock from Nasdaq will become effective ten days after the Form 25 is filed.

The Company’s common stock is currently quoted on the OTC Markets under the trading symbol “SMCI,” and the Company expects that the final delisting action by Nasdaq will have no practical effect on the trading of its shares on the OTC Markets. For quotes or additional information on the OTC Markets, you may visit http://www.otcmarkets.com.

The Company intends to promptly apply to relist its common stock on Nasdaq or another national securities exchange as soon it is able to complete and file its delinquent periodic reports with the SEC. The Company’s common stock will continue to be registered under the Securities Exchange Act of 1934, as amended, and the Company will continue to file periodic financial and other reports with the SEC that will be available on the SEC’s website, www.sec.gov.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this report that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance.  In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions. Such forward-looking statements may relate to, among other things, expectations of trading on the OTC Markets and the Company’s ability to regain listing of its common stock on Nasdaq or another national stock exchange after its shares are delisted. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to a variety of factors, including: the ability of the Company to file its delinquent periodic reports and all other SEC filings and meet the initial and continued listing standards of Nasdaq or any other national securities exchange; and those other factors and risks contained in the Company’s filings with the SEC, including those factors discussed under the caption “Risk Factors” in such filings.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: March 11, 2019	By:	/s/ Charles Liang
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)